IMMTECH INTERNATIONAL, INC.

                                 1,333,333 Units
                           Each Unit Consisting of Two
                             Shares of Common Stock
                                       and
                               One Class A Warrant


                        INTERNATIONAL PURCHASE AGREEMENT


New China Hong Kong Capital Limited                           New York, New York
                                                              October  , 1998
Hong Kong

Dear Sirs:

            Immtech International, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to New China Hong Kong Capital Limited (the "Purchaser") an aggregate of 1,333,333 units (the "Units"), each Unit consisting of two shares of common stock, par value $.01 per share ("Common Stock") and one Class Common Stock Purchase Warrant (each, a "Class A Warrant" and collectively, the "Class A Warrants"), at a price of U.S. $3.00 per Unit. Each Class A Warrant entitles the holder thereof to purchase, at an exercise price of U.S. $1.50, at any time after the closing of the sale of the Units pursuant to this Agreement and until December 31, 1998, one share of Common Stock, one Class B Common Stock Purchase Warrant (each, a "Class B Warrant" and collectively, the "Class B Warrants") and one Class C Common Stock Purchase Warrant (each, a "Class C Warrant" and collectively, the "Class C Warrants"). Each Class B Warrant entitles the holder thereof to purchase at an exercise of U.S. $1.50, at any time from the date of issuance thereof to March 31, 1999, one share of Common Stock. Each Class C Warrant entitles the holder thereof to purchase at an exercise price of U.S. $1.50, at any time from the date of issuance thereof until June 30, 1999, one share of Common Stock. The Class A Warrants, the Class B Warrants and the Class C Warrants (collectively, the "Warrants" and each, a "Warrant") will be issued pursuant to a Warrant Agreement (the "Warrant Agreement") to be dated as of the Closing Date (as hereinafter defined) by and among the Company, the Purchaser and __________________________, as warrant agent (the "Warrant Agent").

            The Company also proposes to issue and sell to the Purchaser for its own account and the accounts of its designees, warrants (the "Purchaser's Warrants") to purchase an aggregate of 500,000 shares (collectively, the "Purchaser Warrant Shares"), which sale will be consummated in accordance with the terms and conditions of the form of Purchaser's Warrant Agreement filed as an exhibit to the Registration Statement (the "Purchaser's Warrant Agreement"). The shares of Common Stock issuable upon exercise of the Warrants and the Purchaser's Warrant Shares are hereinafter sometimes referred to as the "Warrant Shares." The Units, the shares of Common Stock included in the Units (hereinafter sometimes the "Unit Shares"), the Warrants, the Purchaser's Warrants, and the Warrant Shares (collectively, the "Securities") are more fully described in the Registration Statement and the Prospectus, as defined below.

            The Company hereby confirms its agreement with the Purchaser as follows:

            1. Purchase and Sale of Offered Shares and Offered Warrants. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell the Units to Purchaser and Purchaser agrees to purchase the Units from the Company at a purchase price of U.S.$3.00 per Unit.

            2. Payment and Delivery.

                  (a) Payment for the Units will be made to the Company by wire transfer of immediately available funds to an account designated by the Company against delivery of the Units to the Purchaser at the offices of Gardner, Carton & Douglas, 321 North Clark Street, Suite 3300, Chicago, Illinois, counsel to the Company. Such payment and delivery will be made at 10:00 A.M., Chicago time, on the third business day following the Effective Date as defined below, the date and time of such payment and delivery being herein called the "Closing Date." The certificates representing the Unit Shares and Class A Warrants (comprising the Units) to be delivered will be in such denominations and registered in such names as the Purchaser may request not less than three full business days prior to the Closing Date, and will be made available to the Purchaser for inspection, checking and packaging at the office of the Company's transfer agent or correspondent in _____________________________, not less than one full business day prior to the Closing Date.

                  (b) On the Closing Date, the Company will sell the Purchaser's Warrants to the Purchaser and/or its designees (limited to affiliates of the Purchaser and such other institutions as shall purchase Securities directly from the Purchaser, "Designees"). The Purchaser's Warrants will be in the form of, and in accordance with, the provisions of the Purchaser's Warrant Agreement filed as an exhibit to the Registration Statement. The aggregate purchase price for the Purchaser's Warrants shall be $100. The Purchaser's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the Closing Date, except to Designees. Delivery of the certificates representing the Purchaser's Warrants will be made at the closing on the Closing Date. The certificates representing the Purchaser's Warrants will be in such denominations and such names as the Purchaser may request prior to the Closing Date.

                  (c) The Company has agreed to pay the Purchaser a placement and due diligence fee of up to U.S. $250,000 as follows: (i) U.S. $100,000 by deduction of such amount from the purchase price for the Units; (ii) U.S. $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class A Warrants, an aggregate of U.S. $2,000,000 from the exercise of Class A Warrants in accordance with their terms; (iii) $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class B Warrants, an aggregate of $2,000,000 from the exercise of Class B Warrants in accordance with their terms, and (iv) U.S. $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class C Warrants, an aggregate of $2,000,000 from the exercise of Class B Warrants in accordance with their terms. All payments on account of the placement and due diligence fee, other than the initial amount, shall be made in U.S. dollars and in immediately available funds to a deposit account with a commercial bank designated by the Purchaser.

            3. Optional Shares and/or Optional Warrants.

               [INTENTIONALLY OMITTED]

            4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Registration Statement and to execute, deliver and perform this Agreement, the Warrant Agreement and the Purchaser's Warrant Agreement to issue the securities and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, and each of the Warrant Agreement and the Purchaser's Warrant Agreement, when executed and delivered by the Company on the Closing Date, and each of the Warrants and the Purchaser's Warrants, when issued, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies and except that enforceability of the indemnification provisions and the contribution provisions set forth herein may be limited by the federal securities laws of the United States or state securities laws or public policy underlying such laws. The execution, delivery and performance of this Agreement, the Warrant Agreement and the Purchaser's Warrant Agreement by the Company and the issuance of the securities, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Warrant Agreement and the Purchaser's Warrant Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the certificate of incorporation or by-laws of the Company, (ii) result in a material breach of or materially conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any material lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company is a party or by which the Company or any of its assets is or may be bound or, affected;
(iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business; or (iv) have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate its properties and to conduct its business or the ability of the Company to make use thereof.

                  (c) No authorization, approval, consent, order, registration, license or permit of any court or governmental agency or body, other than such as have been obtained and other than under the Securities Act of 1933, as amended (the "Act"), the Regulations (as hereinafter defined), applicable state securities or Blue Sky laws and clearance of such offering with the National Association of Securities Dealers, Inc., is required for the valid authorization, issuance, sale and delivery of the Units, Unit Shares, the Class A Warrants and the Purchaser's Warrants to the Purchaser, and the consummation by the Company of the transactions contemplated by this Agreement, the Warrant Agreement or the Purchaser's Warrants.

                  (d) The Company has prepared in conformity with the requirements of the Act and the regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission a registration statement (File No. 333-) on Form SB-2 and amendments thereto, covering the registration of the Units, the Unit Shares and the Warrants under the Act, including the related preliminary prospectus (each thereof being herein called a "Preliminary Prospectus") and a proposed final prospectus. Each Preliminary Prospectus was endorsed with the legend required by
Item 501(c)(5) of Regulation S-B of the Regulations. Such registration statement including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it becomes effective, and the final prospectus included therein are herein, respectively, called the "Registration Statement" and the "Prospectus," except that (i) if the prospectus filed by the Company pursuant to Rule 424(b) of the Regulations differs from the Prospectus, the term "Prospectus" will also include the prospectus filed pursuant to Rule 424(b), and (ii) if the Registration Statement is amended or such Prospectus is supplemented after the effective date of the Registration Statement (the "Effective Date") and prior to ________________, the terms "Registration Statement" and

"Prospectus" shall include the Registration Statement as amended or supplemented.

                  (e) Neither the Commission nor, to the best of the Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

                  (f) The Registration Statement when it becomes effective, the Prospectus (and any amendment or supplement thereto) when it is filed with the Commission pursuant to Rule 424(b), and both documents as of the Closing Date will contain all statements which are required to be stated therein in accordance with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Purchaser expressly for use therein.

                  (g) The Company had at the date or dates indicated in the Prospectus a duly authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. Based on the assumptions stated in the Registration Statement and Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or in the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holder of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

                  (h) The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

                  (i) Deloitte & Touche, the accountants who have certified certain of the financial statements filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and Regulations. The financial statements and schedules and the notes thereto filed as part of the Registration Statement and included in the Prospectus present fairly the financial position of the Company as of the dates thereof, and the results of operations and cash flows of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods ("GAAP") involved, except as otherwise stated in the Registration Statement and Prospectus. The selected financial data set forth in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement and Prospectus.

                  (j) The Company has filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed under applicable laws or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due. The provisions for income taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements. Except as disclosed in writing to the Purchaser, neither the Company nor the Subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of taxes have been asserted against the Company.

                  (k) The outstanding Common Stock and outstanding options and warrants to purchase Common Stock have been duly authorized and validly issued. The outstanding shares of Common Stock are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Stock, options or warrants to purchase Common Stock has been issued in violation of the preemptive rights of any shareholder of the Company. The offers and sales of the outstanding Common Stock and outstanding options and warrants to purchase Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Stock conforms to the description thereof contained in the Registration Statement and Prospectus. Except as set forth in the Registration Statement and the Prospectus, on the Effective Date and the Closing Date, there will be no outstanding options or warrants for the purchase of, or other outstanding rights to purchase, Common Stock or securities convertible into Common Shares.

                  (l) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

                  (m) The issuance and sale of the Unit Shares and Warrant Shares have been duly authorized and, when the Unit Shares and the Warrant Shares have been issued and duly delivered against payment therefor, as contemplated by this Agreement, by the Warrant Agreement or the Purchaser's Warrant Agreement, as the case may be, the Unit Shares and the Warrant Shares will be validly issued, fully paid and nonassessable. The offering and sale of the Securities will not be subject to preemptive rights of any shareholder of the Company, except those that have been waived in connection therewith.

                  (n) The issuance and sale of the Warrants and the Purchaser's Warrants have been duly authorized and, when issued, paid for and delivered pursuant to the terms of this Agreement, the Warrant Agreement or the Purchaser's Warrant Agreement, as the case may be, the Warrants and the Purchaser's Warrants will be validly issued, fully paid and nonassessable. The Warrant

Shares have been duly reserved for issuance upon exercise of the Warrants and the Purchaser's Warrants in accordance with the provisions of the Warrants and the Purchaser's Warrants. The Warrants and the Purchaser's Warrants will, as of the Closing Date (the date of issuance) conform to the descriptions thereof contained in the Registration Statement and Prospectus.

                  (o) The Company is not in violation of, or in default under,
(i) any term or provision of its Certificate of Incorporation, as amended, or By-Laws; (ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected; or (iii) any existing applicable law, rule or regulation, or, to the best of the Company's knowledge, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of the Company's or the Subsidiary's properties or business, except any of the foregoing, the violation of which would not have a material adverse effect on the Company. Except as otherwise disclosed in the Prospectus, the Company owns, possesses or has obtained all material governmental licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct its business and operations as presently conducted. All such licenses, permits, certifications, registrations, approvals, consents and other authorizations are in good standing, and there are no proceedings pending or, to the best of the Company's knowledge, threatened, or any basis therefor, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or other authorizations, except for any such proceedings which, if determined adversely to the Company, would not have a material adverse effect on the Company.

                  (p) Except as set forth in the Prospectus, there are no claims, actions, suits, proceedings, arbitrations, or to the best of the Company's knowledge, any investigations or inquiries before any governmental agency or court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company or involving the Company's properties or business which, if determined adversely to the Company, would, individually or in the aggregate, result in any material adverse effect in the financial condition, results of operations, properties or business, or business prospects of the Company or which threaten the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the Company's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company, or to which the Company or the Company's properties or businesses is bound or subject and enjoining the Company from taking, or requiring the Company to take, any action the taking of which or the failure to so take, respectively, would have a material adverse effect on the financial condition, results of operations, properties or business of the Company.

                  (q) Neither the Company nor any of its affiliates has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated which are not fully disclosed in the Prospectus.

                  (r) Except as otherwise disclosed in the Prospectus, the Company owns or possesses adequate and enforceable rights to use all material patents, patent applications, trademarks, service marks, copyrights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of its business as described in the Prospectus (collectively the "Intangibles"); to the best of the Company's knowledge, the Company has not infringed or is not infringing the rights of others with respect to Intangibles; and the Company has not received any notice of conflict with the asserted rights of others with respect to Intangibles which could, singly or in the aggregate, materially adversely affect its business as presently conducted or prospects, financial condition or results of operations of the Company, and the Company knows of no basis therefor; and, to the best of the Company's knowledge, no others have infringed upon the Intangibles.

                  (s) Since the respective dates as of which information is given in the Registration Statement and the Prospectus and the Company's latest financial statements included therein, the Company has not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business, nor sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been, and prior to the Closing Date referred to below, there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company, otherwise than as set forth or contemplated in the Prospectus.

                  (t) The Company has good and marketable title in fee simple to all real property and good title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens, encumbrances and defects, except such as are described in the Registration Statement and Prospectus or such as do not materially affect the value of such property and do not interfere with the use of such property made, or proposed to be made, by the Company. The material leases, licenses or other contracts or instruments under which the Company leases, holds or is entitled to use any property, real or personal, are valid and enforceable only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, except where the failure to so pay would not have a material adverse effect on the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in material default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder. The Company has not received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. The Company has reasonably insured its properties against loss or damage by fire or other casualty and such other insurance as is typically maintained by companies of its stage of development engaged in the same or similar businesses located in its geographical area.

                  (u) Each material contract or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected is described in the Prospectus and has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and the other parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the

Company, and neither the Company, nor, to the best of the Company's knowledge, any other party is in material default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a material default thereunder.

                  None of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, or, to the best of the Company's knowledge, any judgment, order or decree of any governmental authority or court having jurisdiction over the Company or the subsidiary or any of their respective assets or businesses.

                  (v) The employment, consulting, confidentiality and non-competition agreements between the Company and its officers, employees and consultants, described in the Registration Statement, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms.

                  (w) Except as set forth in the Prospectus, the Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

                  (x) Except as set forth in the Prospectus, the Company does not manufacture, fabricate or market any product or perform any service which is subject to regulation by the Federal Food and Drug Administration (the "FDA"), or to any provision of the Food, Drug and Cosmetic Act, as amended (the "FDA Act"), or any rule or regulation promulgated thereunder.

                  With respect to the products manufactured, fabricated or marketed by the Company and the services performed by the Company which are subject to such regulation, the Company is in compliance in all material respects with the provisions of the FDA Act and the rules and regulations promulgated thereunder.

                  (y) There are no strikes, significant controversies or work stoppages (other than those arising in the ordinary course of business) pending or threatened against the Company or the Subsidiary in any manner which are, in the aggregate, material to the financial condition, results of operations, business or prospects of the Company.

                  (z) The Company has not, directly or indirectly, at any time
(i) made any contributions to any candidate for political office and failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                  (aa) The Unit Shares have been approved for listing on the Nasdaq Small-Cap Market System ("Nasdaq").

                  Any certificate signed by an officer of the Company delivered to the Purchaser or to counsel for the Purchaser shall be deemed to be a representation and warranty by the Company to the Purchaser as to the matters covered thereby.

            5. Certain Covenants of the Company. The Company covenants with the Purchaser as follows:

                  (a) The Company will not at any time, whether before the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Units, the Unit Shares and the Class A Warrants by the Purchaser or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Purchaser or its counsel has not been previously advised and furnished a copy, or to which the Purchaser shall reasonably object in writing.

                  (b) The Company will use its best efforts to cause the Registration Statement to become effective and will advise the Purchaser or its counsel promptly, and, if requested by the Purchaser, confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment or supplement of the Registration Statement or Prospectus or for additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Units or any of constituent securities of the Units for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

                  (c) The Company will deliver to the Purchaser, without charge, from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Purchaser may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to the Purchaser, without charge, as soon as the Registration Statement becomes effective, and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as the Purchaser may reasonably request. The Company has furnished or will furnish to the Purchaser one signed copy and one conformed copy of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, two copies of all exhibits filed therewith and one signed copy and one conformed copy of all consents and certificates of experts.

                  (d) The Company will comply, as required, with the Act, the Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Units and the constituent securities of the Units, in any of which may be issued and sold, and in the Warrant Shares underlying such Warrants. If, at any time when a prospectus relating to such securities is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the regulations thereunder, the Company will promptly file with the Commission, subject to Section 5(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

                  (e) If Purchaser determines to reoffer any Shares in the United States, the Company will furnish such proper information as may be required and otherwise cooperate in qualifying the Shares and Warrants for offering and sale under the securities or Blue Sky laws relating to the offering or for sale in such jurisdictions as the Purchaser may designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

                  (f) The Company will make generally available to its security holders, in the manner specified in Rule 158(b) under the Act, and deliver to the Purchaser as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                  (g) For a period of five years from the Effective Date, upon request, the Company will deliver to the Purchaser on a timely basis (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K (or 10-KSB, where applicable) and 10-Q (or 10-QSB, where applicable) and exhibits thereto, filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") as soon as practicable after the date each such report or document is so filed; (ii) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; and (iii) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 received or prepared by the Company from time to time. The Company will furnish to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

                  (h) Neither the Company nor any person that controls, is controlled by or is under common control with the Company will take any action designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Shares or Warrants.

                  (i) If the transactions contemplated by this Agreement are consummated, the Company will pay or cause to be paid to the appropriate persons the following: all costs and expenses incident to the performance of the obligations of the

Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company, the preparation, printing, mailing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto, the issuance and delivery of the Units and the constituent securities thereof Shares to the Purchaser; all taxes, if any, on the issuance of the Units and the constituent securities thereof; if qualification of Units and the constituent securities thereof for sale under such laws is requested by Purchaser the reasonable fees, expenses and other costs of qualifying the Units and the constituent securities thereof for sale under the Blue Sky or securities laws of those states in which the Shares and Warrants are to be offered or sold, the cost of mailing the "Blue Sky Survey" and reasonable fees and disbursements of counsel in connection therewith, including those of such local counsel as may have been retained for such purpose; the filing fees incident to securing any required review by the NASD; the cost of furnishing to the Purchaser copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

                  In addition, at the Closing Date, the Purchaser will deduct $100,000 from the purchase price for the Units as payment on account of the Purchaser's placement and due diligence fee, which amount will include the fees and expenses of counsel for the Purchaser.

                  (j) The Purchaser's placement and due diligence fee in the amount of $250,000 will be payable by the Company as follows: (1) $100,000 on the Closing Date; (2) $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class A Warrants, an aggregate of $2,000,000 from the exercise of the Class A Warrants in accordance with their terms; (3) $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from prior exercises of Class B Warrants, an aggregate of $2,000,000 from the exercise of Class B Warrants in accordance with their terms; and (4) $50,000 on the date the Company receives, when taken together with the gross proceeds received by the Company from all prior exercises of Class C Warrants, an aggregate of $2,000,000 from the exercise of Class C Warrants in accordance with their terms.

                  (k) The Company intends to apply the net proceeds from the sale of the Shares and Warrants for the purposes set forth in the Prospectus.

                  (l) During the period of two years from the date hereof, the Company will not, and it will use its best efforts to ensure that Criticare and none of the officers and directors of the Company and Criticare, and the security holders listed on Schedule 5(l) (the "Lock-Up Shareholders") will offer for sale or sell or otherwise dispose of, directly or indirectly, any securities of the Company, in any manner whatsoever, whether pursuant to Rule 144 of the Regulations or otherwise, without the prior written consent of the Purchaser. The Company will deliver to the Purchaser the undertakings as of the date hereof of Criticare and the officers and directors of the Company and Criticare, and the Lock-Up Shareholders to this effect.

                  (m) The Company will not file any registration statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the nine (9) months following the date hereof without the Purchaser's prior written consent.

                  (n) The Company maintains and will continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (o) The Company will use its best efforts to maintain the listing of the Unit Shares and, when issued, the Warrant Share underlying the Warrants on Nasdaq and, if so qualified, on the Nasdaq National Market System, American Stock Exchange or the New York Stock Exchange for so long as the Shares are qualified for such listing.

                  (p) The Company will, concurrently with the Effective Date, register the class of equity securities of which the Shares are a part under
Section 12(g) of the Exchange Act and
the Company will maintain the registration for a minimum of five years after the Effective Date.

                  (q) The Company shall retain a transfer agent for the Unit Shares and Warrants, and when issued, the Warrant Shares, reasonably acceptable to the Purchaser, for a period of five years following the Effective Date. In addition, for a period of thirteen months from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide the Purchaser, if so requested in writing to the Company, with copies of the Company's daily transfer sheets and when requested by the Purchaser to the Company, a current list of the Company's security holders, including a list of the beneficial owners of securities held by a depository trust company and other nominees if readily available to the Company.

                  (r) The Company hereby agrees, at its sole cost and expense, to supply and deliver to the Purchaser, within a reasonable period from the date hereof, four bound volumes, including the Prospectus and all other underwriting documents.

                  (s) The Company shall, as of the date hereof, have applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual as soon as practicable after the Effective Date and shall use its best efforts to maintain such listing for a period of five years from the Effective Date.

                  (t) For a period of five years from the Effective Date, the Company shall continue to retain Deloitte & Touche LLP (or such other nationally recognized accounting firm reasonably acceptable to the Purchaser) as the Company's independent public accountants.

                  (u) For a period of five years from the Effective Date, the Company, at its expense, shall cause its independent certified public accountants, as described in Section 5(t) above, to read (but not review or audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q quarterly report and the mailing of quarterly financial information to stockholders, if applicable.

                  (v) For a period of 13 months from the Effective Date, the Company will not increase or authorize an increase in the cash compensation of the Senior Executives (as defined in the Prospectus) over and above the amounts provided in their employment agreements, without the prior written consent of the Purchaser.

                  (w) For a period of 25 days from the Effective Date, the Company will not issue press releases or engage in any other publicity without the Purchaser's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

            6. Conditions of the Purchaser's Obligation to Purchase Securities from the Company. The obligation of the Purchaser to purchase and pay for the Units which it has agreed to purchase from the Company is subject (as of the date hereof and the Closing Date) to the accuracy of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy of the statements of the Company or its officers made pursuant hereto, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement will have become effective not later than 9:00 A.M., New York City time, on the day following the date of this Agreement, or at such later time or on such later date as the Purchaser may agree to in writing; prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or will be pending or, to the best of the Purchaser's or the Company's knowledge, will be contemplated by the Commission; and any request on the part of the Commission for additional information will have been complied with to the reasonable satisfaction of _______________________, counsel for the Purchaser ("Purchaser's Counsel").

                  (b) At the Effective Date and at the Closing Date, there will have been delivered to the Purchaser a signed opinion of Gardner, Carter & Douglas, counsel for the Company ("Company Counsel"), dated as of the Effective Date hereof or Closing Date, as the case may be (and any other opinions of counsel referred to in such opinion of Company Counsel or relied upon by Company Counsel in rendering their opinion), reasonably satisfactory to Purchaser's Counsel, substantially to the effect as set forth in Exhibit A attached hereto.

                        In rendering its opinion, Company Counsel may rely upon
(A) opinions of local counsel acceptable to Purchaser's Counsel with respect to matters relating to the laws of any jurisdiction other than Illinois, the general corporation laws of the State of Delaware or the United States of America; and (B) the certificates of government officials and officers of the Company as to matters of fact, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such opinions or such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

                  (c) At the Closing Date (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and will conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any material adverse change in the financial condition, results of operations or business of the Company from that set forth or contemplated in the Registration Statement and the Prospectus, except changes which the Registration Statement and the Prospectus indicates might occur after the Effective Date; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein; and (iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the Company's knowledge, threatened against the Company which is required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein, and no proceedings will be pending or, to the best of the Company's knowledge, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the business, financial condition or results of operations of the Company, other than as set forth in the Registration Statement and the Prospectus. At the Closing Date, there will be delivered to the Purchaser a certificate signed by the Chairman of the Board or the President or a Vice President of the Company, dated the Closing Date, evidencing compliance with the provisions of this
Section 6(d) and stating that the representations and warranties of the Company set forth in Section 4 hereof were accurate and complete in all material respects when made on the date hereof and are accurate and complete in all material respects on the Closing Date as if then made; that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or as of the Closing Date; and that, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, are contemplated or threatened. In addition, the Purchaser will have received such other and further certificates of officers of the Company as the Purchaser or Purchaser's Counsel may reasonably request.

                  (d) At the time that this Agreement is executed and at the Closing Date, the Purchaser will have received a signed letter from Deloitte & Touche LLP, dated the date such letter is to be received by the Purchaser and addressed to it, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by them, in their opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations;
(ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to their attention which, in their judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or increases in total or per share net loss compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, and (B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) they have compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                  (e) There shall have been duly tendered to the Purchaser certificates representing the Unit Shares and Class A Warrants comprising the Units to be sold on the Closing Date.

                  (f) The NASD shall have indicated that it has no objection to the Underwriting arrangements pertaining to the sale of the Shares and Warrants by the Purchaser following the Purchaser's use of its best efforts to obtain such an indication.

                  (g) If the Purchaser determines to reoffer Units, Unit Shares and/or Class A Warrants in the United States, no action shall have been taken by the Commission or the NASD the effect of which would make it improper, at any time prior to the

Closing Date, for any member firm of the NASD to execute transactions (as principal or as agent) in the Units, the Unit Shares and/or the Class A Warrants, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

                  (h) The Company meets the current and any existing proposed criteria for listing of the Unit Shares on Nasdaq Small Cap Market.

                  (i) All proceedings taken at or prior to the Closing Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares and Warrants shall be reasonably satisfactory in form and substance to the Purchaser and to Purchaser's Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the matters referred to in Section 6(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

                  (j) The Company shall have delivered to the Purchaser agreements of Criticare, the officers and directors of the Company and Criticare, and the individuals set forth on Schedule 5(L), not to sell or otherwise dispose of, directly or indirectly, any of the Securities of the Company for a period of two years from the date hereof without the prior written consent of the Purchaser.

                  (k) Criticare shall have declared and paid out to its shareholders a dividend in the form of 750,000 shares of the Common Stock of the Company.

                  If any of the conditions specified in this Section 6 have not been fulfilled in any material respect, this Agreement may be terminated by the Purchaser on written notice to the Company.

            7. Indemnification.

                  (a) Each of Criticare and the Company jointly and severally agrees to indemnify and hold harmless the Purchaser, each officer, director, partner, employee and agent of the Purchaser, including Purchaser's counsel, and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Purchaser and each such person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application or other document executed by the Company, or made in conformity with written information furnished by or on behalf of the Company specifically for use in such application, filed in any jurisdiction in order to qualify the Units, the Unit Shares and the Class A Warrants under the Blue Sky or securities laws thereof (hereinafter "application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, unless such untrue statement or omission was made in such Registration Statement, Preliminary Prospectus, Prospectus or application in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Purchaser or any such person through the Purchaser expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7(a) with respect to any Preliminary Prospectus will not inure to the benefit of the Purchaser (or to the benefit of any other person that may be indemnified pursuant to this Section 7(a)) if (A) the person asserting any such losses, claims, damages, or liabilities purchased the Shares and/Warrants which are the subject thereof from the Purchaser or other indemnified person; (B) the Purchaser or other indemnified person failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares and/or Warrants to such person; and (C) the Prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, expense or liability.

                  (b) The Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each of its employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and Rade Management Company and Rade's counsel, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application (including any application for registration of the Shares and Warrants under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Purchaser expressly for use therein.

                  (c) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 7, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel reasonably satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, the defendants in any such action and such parties include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 7 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

            8. Contribution. To provide for just and equitable contribution, if
(i) an indemnified party makes a claim for indemnification pursuant to Section 7 hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claim for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement and any controlling person of the Company) as one entity and the Purchaser (including, for this purpose, any contribution by or on behalf of each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Purchaser) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Purchaser is responsible for the proportion thereof equal to the percentage which the underwriting discount per Share and per Warrant set forth on the cover page of the Prospectus represents of the initial public offering price per Share and per Warrant set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then, if applicable law permits, other relevant equitable considerations such as the relative fault of the Company and the Purchaser in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Purchaser, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Purchaser agree that it would be unjust and inequitable if the respective obligations of the Company and the Purchaser for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section
8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Purchaser will have the same rights to contribution as the Purchaser and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who has signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act or the Exchange Act or otherwise available.

            9. Survival of Indemnities, Contribution, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Purchaser contained in Sections 7 and 8 hereof, and the representations and warranties of the Company contained herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Purchaser, the Company or any of its directors and officers, or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares and the Warrants.

            10. Termination of Agreement.

                  (a) The Company, by written or telegraphic notice to the Purchaser, or the Purchaser, by written or telegraphic notice to the Company, may terminate this Agreement prior to the earlier of (i) 11:00 A.M., New York City time, on the first full business day after the Effective Date; or (ii) the time when the Purchaser, after the Registration Statement becomes effective, releases the Units, the Unit Shares and Class A Warrants for public offering. The time when the Purchaser "releases the Units, the Unit Shares and Class A Warrants for public offering" for the purposes of this Section 10 means the time when the Purchaser releases for publication the first newspaper advertisement, which is subsequently published, relating to the Offered Warrants, or the time when the Company's trading symbols for its Common Stock on NASDAQ are released and trading in the Company's Common Stock and Warrants on NASDAQ commences, whichever will first occur.

                  (b) This Agreement, including without limitation, the obligation to purchase the Units, are subject to termination in the absolute discretion of the Purchaser, by notice given to the Company prior to delivery of and payment for the Units if, prior to such time, any of the following shall have occurred: (i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in Section 4 hereof are not materially correct or cannot be complied with; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended; (iv) limited or minimum prices will have been established on either such Exchange; (v) a banking moratorium will have been declared either by federal or New York State authorities; (vi) any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Units, the Unit Shares and Class A Warrants, will be established by either of such Exchanges, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (vii) trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there has been a material adverse change in the financial condition, business prospects or obligations of the Company; (ix) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) any action has been taken by the government of the United States or any department or agency thereof which, in the judgment of the Purchaser, has had a material adverse effect upon the market or potential market for securities in general; or (xi) the market for securities in general or political, financial or economic conditions will have so materially adversely changed that, in the judgment of the Purchaser, it will be impracticable to offer for sale, or to enforce contracts made by the Purchaser for the resale of, the Units, the Unit Shares and Class A Warrants.

                  (c) If this Agreement is terminated pursuant to Section 6 hereof or this Section 10 or if the purchases provided for herein are not consummated because any condition of the Purchaser's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to or does not perform all of its obligations under this Agreement, the Company will not be liable to the Purchaser for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company will remain liable to the extent provided in Sections 7, 8 and 9 of this Agreement.

            11. Information Furnished by the Purchaser to the Company. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(f), 7(a), 7(b) and 8 hereof, the only information given by the Purchaser to the Company for use in the Prospectus are the statements set forth in the last sentence of the last paragraph on the cover page, the statement, if any, appearing in the last paragraph on page 2 with respect to stabilizing the market price of the Units, the Unit Shares and Class A Warrants, the information in paragraph on page with respect to the fees received by the Purchaser as placement agent in connection with any bridge financing and the information in the last paragraph on page with respect to the determination of the public offering prices, as such information appears in any Preliminary Prospectus and in the Prospectus.

            12. Notices and Governing Law. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Purchaser, to New China Hong Kong Capital Limited, __________________ Hong Kong, Attention:
__________________; with copies to __________________ and Phillips Nizer
Benjamin Krim & Ballon LLP, Attention: Vincent J. McGill, Esq., 666 Fifth Avenue, New York, New York 10103-0084; if to the Company, addressed to it at 1890 Maple Avenue, Suite 110, Evanston, Illinois 60201, with a copy to Gardner, Carton & Douglas, 321 North Clark Street, Suite 3300, Chicago, Illinois 60610-4795.

                  This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.

            13. Parties in Interest. This Agreement is made solely for the benefit of the Purchaser, the Company and, to the extent expressed, any person controlling the Company or the Purchaser, each officer, director, partner, employee and agent of the Purchaser, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of the Units, the Unit Shares or Class A Warrants from the Purchaser, as such purchaser.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                    Very truly yours,

                                    IMMTECH INTERNATIONAL, INC.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                    CRITICARE SYSTEMS, INC.


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


Confirmed and accepted in
________________, N.Y., as of the
date first above written:

NEW CHINA HONG KONG LIMITED


By:
   -----------------------------------
   Name:
   Title: